Exhibit 99.1

H. Patrick Dee	Christopher C. Spencer
Chief Executive Officer	Chief Financial Officer
(505) 241-7102	(505) 241-7154

NEWS RELEASE

FIRST COMMUNITY BANK IN DIRECT DISCUSSIONS WITH

POTENTIAL INVESTORS REGARDING ITS CAPITALIZATION

Albuquerque, N.M. — September 2, 2010 — In response to inquiries, First State Bancorporation (“First State”) today affirmed that its subsidiary, First Community Bank (the “Bank”), is in direct discussions with potential investors regarding a potential investment directly in the Bank. First State stated that the Bank is committed to developing a plan to assure that the Bank is well capitalized, consistent with regulatory requirements and that the Bank will try to successfully implement such a plan. First State further affirmed that the Bank is operating with sound liquidity and meeting the needs of depositors and the communities the Bank serves. There can be no assurance that the Bank will be able to consummate any investment.

ABOUT FIRST STATE

First State Bancorporation is a New Mexico based commercial bank holding company trading over the counter under the symbol FSNM.PK. First State provides services, through its subsidiary First Community Bank, to customers from a total of 38 branches located in New Mexico and Arizona.

Certain statements in this news release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on management’s current expectations or predictions of future results or events. We make these forward-looking statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this news release which relate to performance, development or activities that we expect or anticipate will or may happen in the future, are forward looking statements. The discussions regarding attempts to raise capital at the Bank are forward-looking statements. Other forward-looking statements may be identified by the use of forward-looking words such as “believe,” “expect,” “may,” “might,” “will,” “should,” “seek,” “could,” “approximately,” “intend,” “plan,” “estimate,” or “anticipate” or the negative of those words or other similar expressions.

Forward-looking statements involve inherent risks and uncertainties and are based on numerous assumptions. They are not guarantees of future performance. A number of important factors could cause actual results to differ materially from those in the forward-looking statement. Some factors include inability to reach terms acceptable to potential investors, government regulations and regulatory actions changes in interest rates, local business conditions, , lack of available credit, lack of confidence in the financial markets, , loss of key personnel or inability to hire suitable personnel, asset quality and loan loss trends, faster or slower than anticipated growth, economic conditions, our competitors’ responses to our marketing strategy or new competitive conditions, and competition in the geographic and business areas in which we conduct our operations. Forward-looking statements contained herein are made only as of the date made, and we do not undertake any obligation to update them to reflect events or circumstances after the date of this report to reflect the occurrence of unanticipated events.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors are included in our Form 10-K for the period ended December 31, 2009 and our Form 10-Q for the period ended June 30, 2010, each as filed with the Securities and Exchange Commission.

First State’s news releases and filings with the Securities and Exchange Commission are available through the Investor Relations section of First State’s website at www.fcbnm.com.